5333 Westheimer, Suite 600 Houston, Texas 77056

Company Contact: Jon C. Biro Phone: 713-351-4100 Fax: 713-335-2222 www.icopolymers.com

ICO, INC. REACHES PROFITABILITY IN FISCAL 2004

Fourth Consecutive Quarter of Positive Operating Income
Operating Income Expected to Rise in Fiscal 2005

HOUSTON, TEXAS, December 16, 2004 - ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and film concentrates, today announced its fourth quarter and year-end financial results for the period ended September 30, 2004. Highlights included:

➢  Fiscal year 2004 EPS from continuing operations 15¢ vs. an 86¢ loss in fiscal 2003
➢  Fiscal year 2004 revenues increased 25% over fiscal 2003
➢  Volumes rose 12% in fiscal year 2004 over fiscal 2003
➢  Fiscal year 2005 first quarter results will improve over fiscal year 2004

Unaudited Summary
Financial Information
($ in millions except percentages, metric tons and per share data)

	Year Ended			Quarter Ended
	9/30/04	9/30/03	Change	9/30/04	9/30/03	Change
Volumes (1,000 metric tons)	306	273	33	76	68	8

Revenues	$257.5	$206.6	$50.9	$66.4	$53.4	$13.0
Gross profit	47.9	33.9	14.0	11.7	8.2	3.5
Gross margin	18.6%	16.4%	2.2%	17.5%	15.4%	2.1%
Operating income (loss)	5.2	(22.6)	27.8	0.1	(14.6)	14.7

Income (loss) from continuing operations before accounting change	3.9	(20.9)	24.8	1.9	(12.4)	14.3

Basic earnings (loss) per share from continuing operations before accounting change: Stock option expense included in operating expenses	$0.15	($0.86)	$1.01	$0.07	$(0.50)	$0.57

W. Robert Parkey, Jr., President and Chief Executive Officer, commented, "The turnaround we experienced during 2004 was quite an achievement. Through cost reductions and growing the business, our people showed what they are made of and were instrumental in driving this success. The fourth quarter results were the fourth consecutive quarter of positive operating income. The Company is now profitable, and we expect operating income to improve further in fiscal year 2005."

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For the year ended September 30, 2004, revenues reached $257.5 million up $50.9 million from the $206.6 million recorded in the previous year. A 12% increase in volumes sold drove these results, caused by stronger customer demand as well as an increase in market share. Strong foreign currencies further enhanced the revenues.

Operating income of $5.2 million for the 2004 fiscal year was a dramatic improvement over the $22.6 million operating loss seen in fiscal 2003. The positive change was due to lower impairment, restructuring and other costs of $12.0 million and an increase in gross profit of $13.9 million. Lower depreciation expenses in 2004 compared with 2003 also improved operating income, as did stronger gross margins, which rose to 18.6% in fiscal 2004 compared to 16.4% in fiscal 2003.

Net income (including discontinued operations) in fiscal 2004 was $257,000, or $0.01 per fully diluted share, compared to a net loss of $50.1 million, or $2.04 per fully diluted share, in fiscal 2003. In addition to the improvement in continuing operations and operating income, utilization of deferred tax assets and related reversal of valuation allowances in the fourth quarter of fiscal 2004 created an income tax benefit of $1.4 million on income of $2.5 million during the year. The improved operating income and the tax benefit led to a significant increase in net income from continuing operations before accounting change to $3.9 million for fiscal year 2004.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations, as adjusted to exclude cumulative effect of change in accounting principle, was $13.2 million in fiscal 2004 (includes non-cash stock option expense of $.7 million and impairment restructuring and other charges of $.9 million), an improvement of $25.9 million. Management believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments and taxes. A full reconciliation of EBITDA with GAAP figures is attached in the financial tables that follow.

Available borrowing capacity under the Company’s existing credit arrangements was $22.4 million as of September 30, 2004 compared to $16.4 million as of September 30, 2003, thanks to new foreign credit facilities opened during the year, an increase in credit availability under the Company’s U.S. credit facility due to higher domestic accounts receivable and inventory, offset by additional borrowings. The Company expects to receive a U.S. tax refund of $3.1 million in cash during fiscal year 2005.

Mr. Parkey commented, "Fiscal year 2004 was a year of significant challenge due to rising resin prices prompted by very high crude oil and natural gas prices. We handled this challenge well by effectively growing our revenues while managing our selling prices and our raw material procurement. While high resin prices continue to be an issue in early fiscal year 2005, we expect resin price increases to moderate over the course of the year. Despite our concerns about the impact of high resin prices on customer demand, we expect to improve our earnings in fiscal year 2005. So far, our 2005 results have been strong, and we expect operating income, excluding impairment, restructuring and other costs, for the quarter ending December 31, 2004 to exceed $1.7 million, a significant improvement over the first quarter of fiscal year 2004."

For the quarter ended September 30, 2004, revenues increased to $66.4 million, up 24% from $53.4 million in the same period of the prior year for the same reasons that drove revenues higher for the full year, as well as higher average selling prices. Operating income in the fourth quarter of fiscal 2004 increased to $143,000, a vast improvement over the $14.6 million loss recorded in the fourth quarter of fiscal 2003. Net income for the final quarter of fiscal 2004 was $1.7 million, or $0.06 per fully diluted share, compared with last year’s net loss of $12.9 million, or $0.52 per fully diluted share.

Fiscal 2004 fourth quarter revenues declined slightly, down $381,000 or less than 1%, from revenues in third quarter fiscal 2004. This decline was primarily due to a slowdown in Europe due to the usual August vacation period and softening of customer demand in the ICO Polymers North America business unit. These declines were offset by improved revenues and volumes within our Bayshore Industrial and Australasia business units.

Mr. Parkey also said, "In fiscal year 2004 our sales volumes grew 12% and our five business segments all showed significantly improved profitability. Each, I am now pleased to say, is a healthy operation in its own right, and we expect substantial results for the first fiscal quarter of 2005."

He continued, "Today, we are very well positioned to continue the earnings momentum we started in fiscal year 2004. For the first time in several years, we grew our sales volumes in fiscal year 2004, and the impact to the bottom line was dramatic. Future growth should continue to be highly accretive to earnings."

He concluded, "During 2005, we plan to move forward relying on several key initiatives. We expect to grow the top line, build upon a "customer focused" culture, continue our vigilance in containing and managing our costs, leverage our global platform, and improve our working capital management."

Preferred Dividend

The Company’s Board of Directors has determined not to declare any dividend on its depositary shares, each representing ¼ of a share of its $6.75 convertible preferred stock, for the quarter ending on December 31, 2004.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2004 fourth quarter earnings can be accessed at 10:00 a.m. Central Time on December 16, 2004 at www.firstcallevents.com, where the webcast replay will be archived. (Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/player/download/download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 719-457-2692, passcode 857211. The webcast will be archived for 10 days. A recording of the conference will be available until December 25, 2004 by dialing 719-457-0820, passcode: 857211.

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About ICO, Inc.

With 17 locations in 9 countries, ICO Polymers produces custom polymer powders for rotational molding and other polymers segments, including textiles, metal coatings and masterbatch. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non- plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the film industry.

This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company’s lack of asset diversification, international risks, operational risks, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2003 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003

Product Sales	$ 57,197	$ 45,920	$ 57,799	$ 221,700	$ 174,537
Toll Services	9,201	7,526	8,980	35,825	32,077
Total Revenues	66,398	53,446	66,779	257,525	206,614
Cost of sales and services	54,746	45,229	54,800	209,671	172,692
Gross Profit	11,652	8,217	11,979	47,854	33,922
Selling, general and administrative expense	8,537	8,345	8,311	33,109	34,252
Stock option compensation expense	245	5	192	679	111
Depreciation and amortization	2,041	2,476	1,969	7,996	9,356
Impairment, restructuring and other costs	686	12,008	180	854	12,814
Operating income (loss)	143	(14,617)	1,327	5,216	(22,611)
Other income (expense):
Interest expense, net	(684)	(648)	(684)	(2,663)	(3,489)
Other income (expense)	(212)	1	(94)	(35)	493
Income (loss) from continuing operations before income taxes and cumulative
effect of change in accounting principle	(753)	(15,264)	549	2,518	(25,607)
Provision (benefit) for income taxes	(2,608)	(2,880)	152	(1,370)	(4,752)
Income (loss) from continuing operations before cumulative effect of change in
accounting principle	1,855	(12,384)	397	3,888	(20,855)
Loss from discontinued operations, net of provision (benefit) for
income taxes of ($101), $498, ($1,803), ($1,955), $1,247, respectively	(189)	(534)	(3,350)	(3,631)	(374)
Income (loss) before cumulative effect of change in accounting principle	1,666	(12,918)	(2,953)	257	(21,229)
Cumulative effect of change in accounting principle, net of benefit for income
taxes of $0, $0, $0, $0 and $(580), respectively	-	-	-	-	(28,863)

Net income (loss)	$ 1,666	$ (12,918)	$ (2,953)	$ 257	$ (50,092)

Preferred dividends	-	-	-	-	(544)

Net income (loss) applicable to common stock	$ 1,666	$ (12,918)	$ (2,953)	$ 257	$ (50,636)

Basic income (loss) from continuing operations before cumulative effect of
change in accounting principle	$ 0.07	$ (0.50)	$ 0.01	$ 0.15	$ (0.86)
Basic net income (loss) per common share	$ 0.07	$ (0.52)	$ (0.12)	$ 0.01	$ (2.04)

Diluted income (loss) from continuing operations before cumulative effect of
change in accounting principle	$ 0.06	$ (0.50)	$ 0.01	$ 0.14	$ (0.86)
Diluted net income (loss) per common share	$ 0.06	$ (0.52)	$ (0.10)	$ 0.01	$ (2.04)

Earnings from continuing operations before interest expense, taxes, depreciation, amortization, and as adjusted to exclude cumulative effect of change in
accounting principle (a)	$ 1,972	$ (12,140)	$ 3,202	$ 13,177	$ (12,762)

Gross Margin	17.5%	15.4%	17.9%	18.6%	16.4%

(a) See “Reconciliation of Selected Financial Data”

ICO, Inc.
Reconciliation of Selected Financial Data
(Unaudited and in thousands)

In this news release, the Company has presented the measurement EBITDA from continuing operations, as adjusted to exclude cumulative effect of change in accounting principle, that is not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), but is derived from relevant items in the Company's GAAP financials. The reasons the Company believes this measurement is important to present and the risks associated with presenting this measurement are as follows:

▪The measurement EBITDA from continuing operations, as adjusted to exclude cumulative effect of change in accounting principle, is used by the managers and the Board of Directors of the Company to evaluate the Company's performance including its ability to service debt and is an indication of the Company’s developing liquidity position. Furthermore, the Company’s management uses this measure to make operational decisions in the ordinary course of business.
▪ The Company decided to use this measure as the Company believes this measurement is a reasonable indicator of the amount of cash generated by the business available to pay for working capital growth, capital expenditures, interest, debt principal payments and taxes.
▪ The material limitation of the Non-GAAP measurement EBITDA from continuing operations, as adjusted to exclude cumulative effect of change in accounting principle, relates to this measure excluding certain items that effect the Company’s net income (loss), as opposed to net income (loss), as opposed to net income (loss), which includes all such items.
▪ The Company mitigates this limitation by the provision of the specific detailed description and computation of the measure and ensuring that this
Non-GAAP measure is no more prominent in the Companys filings compared to GAAP measures of profitability.
▪ Investors in the Companys securities often ask the Companys management about the Companys trend of EBITDA from continuing operations, as adjusted to exclude cumulative effect of change in accounting principle.

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2004	2003	2004	2004	2003

Net income (loss)	$ 1,666	$ (12,918)	$ (2,953)	$ 257	$ (50,092)
Add to/(deduct from) net income (loss):
Cumulative effect of change in accounting principle	-	-	-	-	28,863
Loss from discontinued operations	189	534	3,350	3,631	374
Provision (benefit) for income taxes	(2,608)	(2,880)	152	(1,370)	(4,752)
Interest expense, net	684	648	684	2,663	3,489
Depreciation and amortization	2,041	2,476	1,969	7,996	9,356

EBITDA from continuing operations, as adjusted to exclude cumulative
effect of change in accounting principle	$1,972	$ (12,140)	$3,202	$13,177	$ (12,762)

ICO, Inc.
Consolidated Balance Sheets
(Unaudited and in thousands, except share data and ratios)

	September 30,	September 30,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$ 1,931	$ 4,114
Trade accounts receivables	53,134	41,310
Inventories	32,290	24,166
Deferred income taxes	2,425	608
Prepaid and other current assets	6,826	11,344
Total current assets	96,606	81,542

Property, plant and equipment, net	52,198	54,639
Goodwill	8,719	8,245
Other	947	835
Total assets	$ 158,470	$ 145,261

LIABILITIES, STOCKHOLDERS' EQUITY AND
ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities:
Borrowings under credit facilities	$ 8,878	$ 5,846
Current portion of long-term debt	3,775	3,210
Accounts payable	31,856	22,120
Accrued salaries and wages	4,847	3,766
Other current liabilities	11,484	11,399
Oilfield Service liabilities retained	1,557	2,476
Total current liabilities	62,397	48,817

Deferred income taxes	3,663	4,108
Long-term liabilities	1,769	1,629
Long-term debt, net of current portion	19,700	23,378
Total liabilities	87,529	77,932

Commitments and Contingencies	-	-
Stockholders' equity:
Convertible preferred stock, without par value- 345,000 shares authorized; 322,500 shares issued and outstanding with
a liquidation preference of $36,058 and $33,882, respectively	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; No shares issued and outstanding	-	-
Junior participating preferred stock, without par value- 0 and 50,000
shares authorized, respectively; No shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,338,766 and 25,146,550 shares issued
and outstanding, respectively	43,807	43,555
Additional paid-in capital	103,452	102,811
Accumulated other comprehensive loss	(1,749)	(4,211)
Accumulated deficit	(74,582)	(74,839)
Total stockholders' equity	70,941	67,329
Total liabilities and stockholders' equity	$ 158,470	$ 145,261

OTHER BALANCE SHEET DATA
Working capital	$ 34,209	$ 32,725
Current ratio	1.5	1.7
Total debt	$ 32,353	$ 32,434
Debt-to-capitalization	31.3%	32.5%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Year Ended September 30:	2004	% of Total	2003	% of Total	Change	%
ICO Europe	$ 112,554	44%	$ 89,717	43%	$ 22,837	25%
ICO Australasia	40,640	16%	32,443	16%	8,197	25%
ICO Polymers North America	36,773	14%	31,527	15%	5,246	17%
ICO Brazil	7,273	3%	4,054	2%	3,219	79%
Total ICO Polymers	197,240	77%	157,741	76%	39,499	25%
Bayshore Industrial	60,285	23%	48,873	24%	11,412	23%
Consolidated	$ 257,525	100%	$ 206,614	100%	$ 50,911	25%

Three Months Ended September 30:	2004	% of Total	2003	% of Total	Change	%
ICO Europe	$ 27,262	41%	$ 22,100	41%	$ 5,162	23%
ICO Australasia	11,083	17%	8,449	16%	2,634	31%
ICO Polymers North America	9,171	14%	8,235	16%	936	11%
ICO Brazil	2,272	3%	1,786	3%	486	27%
Total ICO Polymers	49,788	75%	40,570	76%	9,218	23%
Bayshore Industrial	16,610	25%	12,876	24%	3,734	29%
Consolidated	$ 66,398	100%	$ 53,446	100%	$ 12,952	24%

Operating income (loss)
Year Ended September 30:	2004	2003	Change
ICO Europe	$ 2,400	$ (9,327)	$ 11,727
ICO Australasia	3,999	3,084	915
ICO Polymers North America	1,444	(8,063)	9,507
ICO Brazil	118	(701)	819
Total ICO Polymers	7,961	(15,007)	22,968
Bayshore Industrial	5,511	1,972	3,539
Total Operations	13,472	(13,035)	26,507
General Corporate Expense*	(8,256)	(9,576)	1,320
Consolidated	$ 5,216	$ (22,611)	$ 27,827
* General corporate expense includes stock option compensation expense of $679 and $111 for the year ended September 30, 2004 and 2003, respectively.

Three Months Ended September 30:	2004	2003	Change
ICO Europe	$ 106	$ (6,122)	$ 6,228
ICO Australasia	929	252	677
ICO Polymers North America	(291)	(6,335)	6,044
ICO Brazil	51	(176)	227
Total ICO Polymers	795	(12,381)	13,176
Bayshore Industrial	1,573	819	754
Total Operations	2,368	(11,562)	13,930
General Corporate Expense*	(2,225)	(3,055)	830
Consolidated	$ 143	$ (14,617)	$ 14,760
* General corporate expense includes stock option compensation expense of $245 and $5 for the three months ended September 30, 2004 and 2003, respectively.

Operating income (loss) as a percentage of revenues	Three Months Ended			Year Ended
	September 30,			September 30,
	2004	2003	Increase/	2004	2003	Increase/
			(Decrease)			(Decrease)
ICO Europe	0%	(28%)	28%	2%	(10%)	12%
ICO Australasia	8%	3%	5%	10%	10%	0%
ICO Polymers North America	(3%)	(77%)	74%	4%	(26%)	30%
ICO Brazil	2%	(10%)	12%	2%	(17%)	19%
Total ICO Polymers	2%	(31%)	33%	4%	(10%)	14%
Bayshore Industrial	9%	6%	3%	9%	4%	5%
Consolidated	0%	(27%)	27%	2%	(11%)	13%

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	September 30,		June 30,
	2004	% of Total	2004	% of Total	Change	%
ICO Europe	$ 27,262	41%	$ 30,932	46%	$ (3,670)	(12%)
ICO Australasia	11,083	17%	9,557	14%	1,526	16%
ICO Polymers North America	9,171	14%	10,120	15%	(949)	(9%)
ICO Brazil	2,272	3%	1,769	3%	503	28%
Total ICO Polymers	49,788	75%	52,378	78%	(2,590)	(5%)
Bayshore Industrial	16,610	25%	14,401	22%	2,209	15%
Consolidated	$ 66,398	100%	$ 66,779	100%	$ (381)	(1%)

Operating income (loss)
	Three Months Ended
	September 30,	June 30,
	2004	2004	Change
ICO Europe	$ 106	$ 673	$ (567)
ICO Australasia	929	730	199
ICO Polymers North America	(291)	670	(961)
ICO Brazil	51	104	(53)
Total ICO Polymers	795	2,177	(1,382)
Bayshore Industrial	1,573	1,313	260
Total Operations	2,368	3,490	(1,122)
General Corporate Expense*	(2,225)	(2,163)	(62)
Consolidated	$ 143	$ 1,327	$ (1,184)
* General corporate expense includes stock option compensation expense of $245 and $192 for the three months ended September 30, 2004 and June 30, 2004, respectively.

	Three Months Ended
Operating income (loss) as a percentage of revenues	September 30,	June 30,
			Increase/
	2004	2004	(Decrease)
ICO Europe	0%	2%	(2%)
ICO Australasia	8%	8%	0%
ICO Polymers North America	(3%)	7%	(10%)
ICO Brazil	2%	6%	(4%)
Total ICO Polymers	2%	4%	(2%)
Bayshore Industrial	9%	9%	0%
Consolidated	0%	2%	(2%)